investor.arrow.com First Quarter 2023 CFO Commentary

2 2 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior-year comparable periods. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to, and not in substitute for, GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our first quarter 2023 Form 10-Q, earnings release and the earnings reconciliation found at the end of this document. The following reported GAAP and non-GAAP information included in this CFO commentary is unaudited and should be read in conjunction with the company’s Form 10-Q for the quarterly period ended April  1, 2023, and the company's 2022 Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission.

3 3 First-Quarter Summary The company delivered solid first-quarter results with revenue and earnings per share beating the midpoint of our guidance. Our dedicated team performed well in a challenging environment for both our suppliers and customers. We are pleased with the overall performance of the global components business given the current market conditions, led by strength in the EMEA region. We were encouraged by the momentum of our design engagement in several of our markets. Our ECS business continues to perform in line with the overall market for enterprise IT, with better momentum in Europe, and a softer backdrop in the Americas. Additionally, we’re pleased to see signs of an improving supply environment. Enhancing shareholder value remains a top priority. Our strong financial returns and the effective management of our balance sheet have enabled us to return cash to shareholders by repurchasing $300 million of shares during the first quarter. Returning cash to shareholders through our stock repurchase plan remains one of our priorities. As of the end of the first quarter, our remaining repurchase authorization stands at approximately $1 billion. Revenue and EPS exceeded midpoint of guidance

4 Consolidated sales were $8.74 billion Above the mid-point of the prior expectation of $8.33-$8.93 billion Changes in foreign currencies reduced growth by $203 million on sales and $0.13 on earnings per share on a diluted basis, compared to the year earlier period. Slightly above the prior expectation of a reduction in growth in sales of $182 million and in line with the prior expectation of a reduction of earnings per share of $0.13, respectively 4 Consolidated Overview First Quarter 2023 * $ in millions, except per share data; may reflect rounding. First quarter non-GAAP diluted EPS of $4.60 at the high end of guidance Consolidated gross profit margin was 12.7% Down 60 basis points year over year primarily due to lower margins in global components Declined 20 basis points compared to the fourth quarter of 2022 Operating income margin was 4.8% and non-GAAP operating income margin was 5.0% Interest and other expense, net was $80 million P&L Highlights* Q1 2023 Y/Y CHANGE Y/Y CHANGE IN CONSTANT CURRENCY Q/Q CHANGE Sales $8,736 (4)% (2)% (6)% Gross Profit Margin 12.7% -60 bps -60 bps -20 bps Operating Income $422 (17)% (15)% (19)% Operating Margin 4.8% -80 bps -80 bps -80 bps Non-GAAP Operating Income $433 (17)% (16)% (19)% Non-GAAP Operating Margin 5.0% -80 bps -80 bps -70 bps Net Income $274 (25)% (23)% (22)% Diluted EPS 4.60 (13)% (11)% (19)% Non-GAAP Net Income $274 (27)% (25)% (22)% Non-GAAP Diluted EPS 4.60 (15)% (13)% (19)% Operating expenses as a percentage of sales were 7.9% , up 20 basis points year over year Non-GAAP operating expenses as a percentage of sales were 7.8%, up 30 basis points year over year Above our prior expectation of $68 million due to higher rates on floating rate debt and higher average daily borrowings

5 5 Effective tax rate was 21.8%, and non-GAAP effective tax rate was 21.8% Effective tax rate and non-GAAP effective tax rate were below the prior expectation and the target long-term range of 23% - 25%, primarily due to a release of certain international reserves Diluted shares outstanding were 59 million In line with the prior expectation Diluted earnings per share were $4.60 Above the prior expectation of $4.24 - $4.44 Non-GAAP diluted earnings per share were $4.60 In line with high end of the prior expectation of $4.40 - $4.60 First Quarter 2023

Components

Global



Operating Income ($ in millions)
$499
$506
$524
$531
$495
$501
$443
$449
$418
$424
Q1-'22
Q2-'22
Q3-'22
Q4-'22
Q1-'23
GAAP
Non-GAAP

Operating income margin of 6.1%

First-quarter sales decreased 5% year over year

Sales decreased 3% year over year on a constant currency basis

Sales of $6.86 billion were slightly above the prior expectation of $6.55-$6.85 billion

Operating margin of 6.1% decreased 80 basis points year over year

Lead times were down compared to the prior quarter but remain extended

Backlog decreased year over year but remains elevated

Non-GAAP operating margin of 6.2% decreased 80 basis points year over year

Book to bill was below parity in all regions

In both western regions, we continue to see strength in interconnects, passives, and electromechanical components

Return on working capital decreased year over year but remained well above pre-pandemic levels

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7 7 Components As expected, the decline in revenue is primarily a function of the normalization of shortage market activities Strength in industrial, aerospace and defense, and transportation verticals We are encouraged by growth in design related activity Sales ($ in millions) Americas First-quarter sales decreased 5% year over year $2,341 $2,479 $2,446 $2,327 $2,233 Q1-'22 Q2-'22 Q3-'22 Q4-'22 Q1-'23

8 8 Components Sales declined due to weakening demand in most major verticals year over year, especially in China Sales ($ in millions) Asia Sales declined year-over-year, in line with expectations $2,932 $3,174 $2,919 $2,543 $2,376 Q1-'22 Q2-'22 Q3-'22 Q4-'22 Q1-'23

9 9 Components First-quarter sales increased 17% year over year First-quarter sales increased 23% year over year on a constant currency basis Growth in sales across most major verticals year over year Sales ($ in millions) Europe Record quarterly sales $1,927 $1,808 $1,936 $1,957 $2,246 Q1-'22 Q2-'22 Q3-'22 Q4-'22 Q1-'23

10 10 Enterprise Computing Solutions Global First-quarter sales were flat year over year Sales increased 3% year over year on a constant currency basis Operating income decreased 5% year over year primarily due to an increase in reserves taken on receivables in North America Return on working capital remains favorable Operating margin of 4.3% decreased 30 basis points year over year Non-GAAP operating margin of 4.4% decreased 30 basis points year of year Operating Income ($ in millions) Sales were flat year over year and increased 3% on a constant currency basis $86 $84 $84 $155 $81$88 $86 $86 $156 $82 GAAP Non-GAAP Q1-'22 Q2-'22 Q3-'22 Q4-'22 Q1-'23 Hardware supply chain showing signs of improvement

11 11 Declines related primarily to softness in enterprise IT spending Sales ($ in millions) Americas Enterprise computing solutions Americas sales decreased 5% year over year $1,048 $1,161 $1,234 $1,404 $998 Q1-'22 Q2-'22 Q3-'22 Q4-'22 Q1-'23 Enterprise Computing Solutions

12 12 Sales ($ in millions) Enterprise Computing Solutions Europe First-quarter sales increased 7% year over year and increased 13% on a constant currency basis $827 $838 $732 $1,092 $883 Q1-'22 Q2-'22 Q3-'22 Q4-'22 Q1-'23 Strong demand growth across all technologies year over year, particularly in hardware and software

13 131 Repurchased $300 million of stock in the first quarter. Cash Flow from Operations Cash flow provided by operating activities was $224 million in the first quarter and $391 million over the last 12 months. Working Capital The company reports return on working capital ("ROWC") and ROWC (non-GAAP) to provide investors an additional method for assessing working capital. The company uses ROWC to measure economic returns to help the company evaluate the effectiveness of investments in the inventories we chose to buy and the business arrangements we have with our customers and suppliers. ROWC was 23.4% in the first quarter, down 980 basis points year over year. ROWC (non-GAAP) was 24.0% in the first quarter, down 1010 basis points year over year. The decrease in ROWC related primarily to higher levels of inventory, largely related to pricing, as well as lower operating income due to softening demand and normalizing market conditions in the global components business. See pg. 19 for the company's calculation of ROWC. Return on Invested Capital The company reports return on invested capital ("ROIC") and ROIC (non-GAAP) to provide investors an additional method for assessing operating income. Among other uses, the company uses ROIC to measure economic returns relative to our cost of capital in evaluating overall effectiveness of our business strategy. ROIC was 14.2% in the first quarter, down 520 basis points year over year. ROIC (non-GAAP) was 14.6% in the first quarter, down 540 basis points year over year. The decrease in ROIC related primarily to higher levels of long-term debt, primarily related to investments in inventory, as well as lower operating income. See pg. 20 for the company's calculation of ROIC. Share Buyback We repurchased 2.6 million shares for $300  million in the first quarter of 2023. Total remaining repurchase authorization is $1.0 billion. Debt and Liquidity Net debt totaled $3.7 billion. Total liquidity was $2.3 billion when including cash of $206 million. Cash Flow, Returns, and Liquidity First Quarter 2023

14 14 Outlook: Second Quarter 2023 We estimate changes in foreign currencies to increase year-over-year growth in sales by $12 million and not have a significant impact on earnings per share on a diluted basis compared to the second quarter of 2022. We estimate changes in foreign currencies to increase quarter-over-quarter growth in sales by approximately $54 million and earnings per share on a diluted basis by $0.04 compared to the first quarter of 2023(1). Guidance Second-Quarter 2023 Guidance Quarter Closing Dates Beginning and ending dates may impact comparisons to prior periods * Assumes an average tax rate of approximately 23.5% compared to the 23% to 25% long-term target range. Consolidated Sales $8.42 billion to $9.02 billion Global components $6.64 billion to $7.04 billion Global ECS $1.78 billion to $1.98 billion Diluted Earnings Per Share* $4.10 to $4.30 Non-GAAP Diluted Earnings Per Share* $4.25 to $4.45 Interest and other expense, net $90 million Diluted shares outstanding 57.95 million First Second Third Fourth 2022 Apr. 2 Jul. 2 Oct. 1 Dec. 31 2023 Apr. 1 Jul. 1 Sep. 30 Dec. 31 On a constant currency basis(1), our second-quarter sales guidance implies a sequential growth rate range of down 4% to up 2% for global components and down 6% to up 4% for global enterprise computing solutions, when compared to the first- quarter of 2023. (1) Refer to p.17 of this presentation for second quarter 2023 GAAP to non-GAAP Outlook Reconciliation.

15 Information Relating to Forward-Looking Statements This presentation includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the second quarter of fiscal 2023 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectations regarding market demand and shareholder returns. These forward- looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions; disruptions or inefficiencies in the supply chain, including any potential adverse effects of the ongoing global COVID-19 pandemic; political instability; impacts of military conflict, including the conflict in Ukraine; industry conditions; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and the global enterprise computing solutions markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. 15 Risk factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected.

16 The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance. 16 Certain Non-GAAP Financial Information In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, operating margin, operating expense, income before income taxes, provision for income taxes, consolidated net income, noncontrolling interests, net income attributable to shareholders, effective tax rate, net income per share on a diluted basis, return on working capital, and return on invested capital. These non-GAAP measures are adjusted by certain of the following, as applicable: the impact of changes in foreign currencies (referred to as "changes in foreign currencies" or "on a constant currency basis") by re-translating prior- period results at current-period foreign exchange rates, identifiable intangible asset amortization, restructuring, integration, and other charges, and net gains and losses on investments. Management believes that providing this additional information is useful to the reader to better assess and understand the company's operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, and in conjunction with, and not as a substitute for, data presented in accordance with GAAP. For a complete reconciliation between our GAAP and non- GAAP results, please refer to our first quarter 2023 Form 10-Q, earnings release and the earnings reconciliations found at the end of this document.

($ in billions, except per share data) Second-Quarter 2023 GAAP to non- GAAP Outlook Reconciliation 17 NON-GAAP SALES RECONCILIATION Quarter Ended Quarter Ended July 1, 2023 July 2, 2022 % Change July 1, 2023 April 1, 2023 % Change Global components sales, GAAP $6.64 - 7.04 $ 7.46 (11%) - (6%) $6.64 - 7.04 $ 6.86 (3%) - 3% Impact of changes in foreign currencies — 0.01 — 0.04 Global components sales, constant currency $6.64 - 7.04 $ 7.47 (11%) - (6%) $6.64 - 7.04 $ 6.90 (4%) - 2% Global ECS sales, GAAP $1.78 - 1.98 $ 2.00 (11%) - (1%) $1.78 - 1.98 $ 1.88 (5%) - 5% Impact of changes in foreign currencies — 0.01 — 0.02 Global ECS sales, constant currency $1.78 - 1.98 $ 2.01 (11%) - (1%) $1.78 - 1.98 $ 1.90 (6%) - 4% NON-GAAP EARNINGS RECONCILIATION REPORTED GAAP MEASURE INTANGIBLE AMORTIZATION EXPENSE RESTRUCTURING & INTEGRATION CHARGES NON-GAAP MEASURE Net income per diluted share $4.10 to $4.30 $0.10 $0.05 $4.25 to $4.45

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended April 1, 2023

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other[1]	Non-GAAP measure
Operating income	$ 422,152	$ 7,980	$ 2,560	$ —	$ 432,692
Income before income taxes	351,872	7,980	2,560	(10,311)	352,101
Provision for income taxes	76,547	2,010	720	(2,471)	76,806
Consolidated net income	275,325	5,970	1,840	(7,840)	275,295
Noncontrolling interests	1,575	134	—	—	1,709
Net income attributable to shareholders	$ 273,750	$ 5,836	$ 1,840	$ (7,840)	$ 273,586
Net income per diluted share[2]	$ 4.60	$ 0.10	$ 0.03	$ (0.13)	$ 4.60
Effective tax rate[3]	21.8 %				21.8 %

Three months ended April 2, 2022

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other[1]	Non-GAAP measure
Operating income	$ 510,376	$ 9,018	$ 4,898	$ —	$ 524,292
Income before income taxes	478,356	9,018	4,898	(2,011)	490,261
Provision for income taxes	112,360	2,310	1,205	(486)	115,389
Consolidated net income	365,996	6,708	3,693	(1,525)	374,872
Noncontrolling interests	1,247	140	—	—	1,387
Net income attributable to shareholders	$ 364,749	$ 6,568	$ 3,693	$ (1,525)	$ 373,485
Net income per diluted share[2]	$ 5.31	$ 0.10	$ 0.05	$ (0.02)	$ 5.43
Effective tax rate[3]	23.5 %				23.5 %

Three months ended December 31, 2022

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other[1]	Non-GAAP measure
Operating income	$ 522,596	$ 8,170	$ 2,714	$ —	$ 533,480
Income before income taxes	470,780	8,170	2,714	(8,356)	473,308
Provision for income taxes	116,719	2,056	472	(2,003)	117,244
Consolidated net income	354,061	6,114	2,242	(6,353)	356,064
Noncontrolling interests	4,659	127	—	—	4,786
Net income attributable to shareholders	$ 349,402	$ 5,987	$ 2,242	$ (6,353)	$ 351,278
Net income per diluted share[2]	$ 5.66	$ 0.10	$ 0.04	$ (0.10)	$ 5.69
Effective tax rate[3]	24.8 %				24.8 %

(1) Other includes gain on investments, net.

(2) The sum of the components for non-GAAP diluted EPS may not agree to totals, as presented, due to rounding.

(3) The items as shown in this table, represent the reconciling items for the tax rate as reported by GAAP measure and as a non-GAAP measure.

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19 19 Return on Working Capital Reconciliation ($ in thousands) QUARTER ENDED April 1, 2023 April 2, 2022 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 422,152 $ 510,376 x4 x4 Annualized consolidated operating income $ 1,688,608 $ 2,041,504 Non-GAAP consolidated operating income $ 432,692 $ 524,292 x4 x4 Annualized non-GAAP consolidated operating income $ 1,730,768 $ 2,097,168 Denominator: Accounts receivable, net 10,655,863 10,621,942 Inventories 5,525,782 4,645,116 Less: Accounts payable 8,976,296 9,110,391 Working capital 7,205,349 6,156,667 Return on working capital 23.4% 33.2 % Return on working capital (non-GAAP) 24.0% 34.1%

20 20 Return on Invested Capital Reconciliation (1) Operating income, as reported, and non- GAAP operating income is adjusted for noncontrolling interest and equity in earnings (losses) of affiliated companies to include the pro-rata ownership of non-wholly owned subsidiaries. (2) The tax effect is calculated by applying the effective tax rate for the three months ended April 1, 2023 and April 2, 2022 to consolidated operating income, as adjusted. The tax rate is adjusted to exclude the impacts of interest expense, gain on investments, net, and employee benefit plan expense, net. (3) The tax effect is calculated by applying the non-GAAP effective tax rate for the three months ended April 1, 2023 and April 2, 2022 to non-GAAP consolidated operating income, as adjusted. The tax rate is adjusted to exclude the impacts of interest expense, gain on investments, net, and employee benefit plan expense, net. (4) The quarter ended average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two. ($ in thousands) QUARTER ENDED April 1, 2023 April 2, 2022 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 422,152 $ 510,376 Equity in earnings (losses) of affiliated companies(1) (80) 843 Less: Noncontrolling interests (1) 1,575 1,247 Consolidated operating income, as adjusted 420,497 509,972 Less: Tax effect(2) 91,851 120,083 After-tax consolidated operating income, as adjusted 328,646 389,889 x4 x4 Annualized after-tax consolidated operating income, as adjusted $ 1,314,584 $ 1,559,556 Non-GAAP consolidated operating income $ 432,692 $ 524,292 Equity in earnings (losses) of affiliated companies(1) (80) 843 Less: Noncontrolling interests (1) 1,709 1,247 Non-GAAP consolidated operating income, as adjusted 430,903 523,888 Less: Tax effect(3) 94,357 123,584 After-tax non-GAAP consolidated operating income, as adjusted 336,546 400,304 x4 x4 Annualized after-tax non-GAAP consolidated operating income, as adjusted $ 1,346,184 $ 1,601,216 Denominator: Average short-term borrowings, including current portion of long-term debt(4) $ 367,073 $ 350,009 Average long-term debt(4) 3,451,010 2,517,631 Average total equity(4) 5,605,766 5,384,865 Less: Average cash and cash equivalents 191,235 232,493 Invested capital $ 9,232,614 $ 8,020,012 Return on invested capital 14.2% 19.4 % Return on invested capital (non-GAAP) 14.6% 20.0%